                                                                    EXHIBIT 10.1


                               COMPANY LETTERHEAD

September 7, 2000

James C. Lierman
5376 Renaissance Avenue
San Diego, CA 92121

Dear Jim:

This letter sets forth the terms and conditions of our agreement (the "Agreement") regarding your resignation of employment with GENETRONICS, INC. (the "Company"), effective as of the Effective Date provided in Section 20 herein. You and the Company hereby agree as follows:

1. RESIGNATION. The Company accepts your resignation from the Company as of September 30, 2000 ("Separation Date").

2. ACCRUED SALARY AND VACATION. The Company agrees that it will pay you all accrued salary, and all accrued and unused vacation benefits earned through the Separation Date, if any, subject to standard payroll deductions, withholding taxes and other obligations. You are entitled to this payment regardless of whether or not you sign this Agreement

3. EXPENSE REIMBURSEMENT. Within fifteen (15) business days of your execution of this Agreement, you agree that you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred as an employee of the Company prior to and including the Separation Date, if any, for which you seek reimbursement. The Company shall reimburse your expenses pursuant to Company policy and regular business practice.

4. SEVERANCE. Although the Company has no policy or procedure for providing severance benefits, in exchange for the promises and covenants set forth herein, and in consideration thereof, the Company will pay you a lump sum payment of one hundred ten thousand dollars ($110,000), or bi-weekly payments for eight months until that amount is reached. The choice between these two options is entirely yours. The payment or payments will be subject to standard payroll deductions and withholdings unless the Company receives information satisfactory to it that such deductions and withholdings are not required. In case of the lump sum, this amount will be paid within ten (10) days of receiving a written request from you for such payment.

5. INSURANCE BENEFITS. To the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company's current group health insurance policies, you will be eligible to continue your health insurance benefits under COBRA as set forth in this paragraph. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. You will be provided with a separate notice of your COBRA rights. In the event that you elect continued coverage under COBRA, the Company, as part of this Agreement and in consideration thereof, will reimburse you in the same dollar


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amount for your COBRA health insurance premium that it paid for the health insurance premium during your employment up until the earlier of either (i) September 30, 2001, or (ii) the date in which you begin full-time employment with another company or business entity (the "Benefits Period"). During the Benefits Period, you will be responsible for the same portion of the health insurance premium that you paid during your employment with the Company. Thereafter, you shall be solely responsible for payment of the entire premium for health insurance benefits under COBRA if you desire to continue such benefits.

6. STOCK OPTIONS. You and the Company agree and understand that the vesting and exercise period for all of your stock options shall continue through the Consulting Period (as defined in paragraph 9 herein), to the extent permitted by law and the applicable Stock Option Plan(s). You expressly acknowledge that, by virtue of the extension of the exercise period of your stock options, all such stock options originally granted as incentive stock options will no longer be treated as such, but instead will be treated for tax purposes as if they were non-qualified stock options. You further acknowledge that your stock options will continue to be governed pursuant to the terms and conditions of the Genetronics Biomedical Ltd. 1997 Stock Option Plan and 1995 Stock Option Plan, as amended, as applicable.

7. COMPANY EQUIPMENT. The Company agrees that upon the Effective Date, you may take ownership of the Company-owned laptop computer system and fax machine currently in your possession.

8. OUTPLACEMENT SERVICES. The Company agrees to reimburse you for executive outplacement services in an amount that shall not exceed fifteen thousand dollars ($15,000) upon receipt of an invoice for same.

9. CONSULTING. For valuable consideration received by you and identified herein, you agree to provide consulting services as may be reasonably requested by the Company through its Chief Executive Officer upon reasonable notice and at such times as are mutually convenient for you and the Company for a period of up to three (3) years, subject to the terms of the Consulting Services Agreement (the "Consulting Period"). During the Consulting Period, you will not be considered an agent or an employee of the Company and you will not be authorized to make any representation, contract or commitment on behalf of the Company. You further acknowledge and agree that other than as provided herein, you will not be entitled to any of the benefits which the Company may make available to its employees. You also agree that you will execute the Consulting Services Agreement attached hereto as Exhibit A.

10. AUTOMOBILE EXPENSES. The Company agrees that it will pay the current monthly lease payments under the current lease arrangement maintained by the Company for your benefit until the earlier of (i) September 30, 2001, or (ii) the date in which you obtain new employment with another company or business entity. You understand and agree that the Company shall have no obligation to reimburse you for any residual payment on your automobile lease at the end of the lease term, or any automobile operating expenses, including automobile insurance coverage, registration and other related fees.

11. OTHER COMPENSATION AND BENEFITS. Except as expressly provided herein, you acknowledge and agree that you are not entitled to and will not receive any additional


                                       2.

compensation, severance, stock options, stock or benefits from the Company. Any and all rights that you may have under the Stock Option Plan are determined in accordance with the provisions of the applicable plan and any agreements signed by you.

12. COOPERATION. You agree that in exchange for the promises and covenants set forth herein, that you will cooperate with the Company and assist as requested to the extent reasonably feasible in connection with the transition of your job duties and responsibilities for a period of up to six (6) months after the Separation Date.

13. TERMINATION OF COMPANY'S OBLIGATIONS. Notwithstanding any provisions in this Agreement to the contrary, the Company's obligations and your rights pursuant to section 4, 5, 6, 7, 8, 9 and 10, shall cease and be rendered a nullity immediately should you fail to comply with the provisions under this Agreement.

14. NO FURTHER EMPLOYMENT WITH THE COMPANY. You understand and agree that, as a condition of this Agreement, you shall not be entitled to any employment with the Company, its parents or subsidiaries, and you hereby waive any right, or alleged right, of employment or re-employment with the Company and any of its parents or subsidiaries. You further agree that you will only be eligible to apply for employment with the Company, its parents or subsidiaries, if you obtain prior written consent from the Company, which consent may be withheld for any reason or no reason.

15. COMPANY PROPERTY. Upon the Separation Date, you agree to return to the Company all Company documents (and all copies thereof) and other Company property in your possession or your control, including, but not limited to, Company files, business plans, notes, samples, sales notebooks, drawings, specifications, calculations, sequences, data, computer-recorded information, tangible property, including, but not limited to, cellular phones, computers, credit cards, entry cards, keys and any other materials of any nature pertaining to your work with the Company, and any documents or data of any description (or any reproduction of any documents or data) containing or pertaining to any proprietary or confidential material of the Company, other than the Company equipment addressed in paragraph 7.

16. PROPRIETARY INFORMATION OBLIGATIONS. You acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B. Pursuant to the Proprietary Information and Inventions Agreement you understand that you must not use or disclose any confidential or proprietary information of the Company, among other things.

17. NON-DISPARAGEMENT. You and the Company agree that neither party will at any time disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that each party shall respond accurately and fully to any questions, inquiry or request for infon-nation when required by legal process.

18. CONFIDENTIALITY AND PUBLICITY. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement, in


                                       3.

confidence, to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

19. RELEASE OF CLAIMS. In exchange for the promises and covenants set forth herein, you hereby release, acquit, and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, partners, successors, assigns, affiliates, customers, and clients of and from any and all claims liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of you, the termination of that employment, and the Company's performance of its obligations as your former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the California Fair Employment and Housing Act, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended; the federal Americans With Disabilities Act; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. Notwithstanding the above, you are not hereby releasing any claims you may have under the Agreement explicitly including any such under Paragraph 23.

20. ADEA WAIVER. You further acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 ("ADEA"). You also acknowledge that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which you were already entitled. If you are forty (40) years of age or older when this release is signed, you hereby provide the further acknowledgment that you are advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) your waiver and release do not apply to any rights or claims that may arise after the Effective Date of this release; (b) you have the right to consult with an attorney prior to executing this release (although you may voluntarily choose not to do so); (c) you may have at least twenty-one (21) days to consider this Agreement (although you may by your own choice execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke this release; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed by you (the "Effective Date").

21. SECTION 1542 WAIVER. In giving this release, which includes claims which may be unknown to you at present, you hereby acknowledge that you have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:


                                       4.

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

You hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

22. NO ADMISSIONS. The parties hereto hereby acknowledge that this is a compromise settlement of various matters, and that the promised payments in consideration of this Agreement shall not be construed to be an admission of any liability or obligation by either party to the other party or to any other person whomsoever.

23. ENTIRE AGREEMENT. This Agreement, including Exhibits A and B, constitutes the complete, final and exclusive embodiment of the entire Agreement between you and the Company with regard to the subject matter hereof. In particular, this Agreement supercedes the employment offer letter dated January 4, 1996 and any amendments thereto between you and the Company except the provision in such offer letter regarding bonus payments for outstanding licensing monies brought in by you to the Company under licensing agreements in effect as of the Separation Date. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by you and a duly authorized officer of the Company. Each party has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by his or its respective attorneys, and signed the same of his or its free will.

24. SUCCESSORS AND ASSIGNS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, heirs, successors and assigns.

25. APPLICABLE LAW. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

26. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, you and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") under the then-existing AAA employment-related arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible. The prevailing party in such arbitration proceeding shall be entitled to


                                       5.
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recover from the other party reasonable attorneys' fees, arbitration expenses and other recoverable costs incurred in connection with such arbitration proceeding if such award would have been available to the party under applicable statutory law.

27. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

28. INDEMNIFICATION. Each party will indemnify and save harmless each other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made herein.

29. AUTHORIZATION. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and, further, that you are fully entitled and duly authorized to give your complete and final general release and discharge.

30. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

31. SECTION HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        Please confirm your assent to the foregoing terms and conditions of our Agreement by signing and returning a copy of this letter to me on or before September 30, 2000.

Sincerely,

GENETRONICS, INC.

/s/ Martin Nash
-----------------------
Martin Nash
Chief Executive Officer

Attachments:
Exhibit A      Consulting Services Agreement
Exhibit B      Proprietary Information and Inventions Agreement

HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS OF THIS AGREEMENT AS STATED ABOVE.

Dated:  9/11/00                             /s/ James  Lierman
                                            -------------------
                                            JAMES C. LIERMAN


                                       6.
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                                    EXHIBIT A

                          CONSULTING SERVICES AGREEMENT

        This Agreement is entered into effective September 30, 2000 ("Effective Date"), between Genetronics, Inc. ("Genetronics"), a California corporation located at 11199 Sorrento Valley Road, San Diego, CA 92121 and James C. Lierman, having an address at 5376 Renaissance Ave., San Diego, CA 92122 ("Consultant").

                                  I. BACKGROUND

1.1 Genetronics desires that Consultant provide consulting services to Genetronics for the purpose of advising Genetronics management on various general business related matters, including but not limited to those in the area of corporate development ("Field").

1.2 Consultant has agreed to provide services in the Field, pursuant to the terms and conditions that follow.

                             II. CONSULTING SERVICES

2.1 Consultant agrees to perform consulting services, as set forth in this
Section II, beginning as of the Effective Date and terminating on September 30, 2003 unless terminated earlier pursuant to Section 7.4 herein (the "Term").

2.2 Consultant agrees to advise Genetronics management and/or other Genetronics consultants in the Field as requested by Genetronics ("Services"). Services shall include, but not be limited to, telephone time; on-site advising at Genetronics, or elsewhere; review of written documents; and/or preparation of written documents.

2.3 Services shall be provided on an as needed basis, as requested by Genetronics and pursuant to availability of Consultant. Consultant agrees to make reasonable accommodations in his schedule if necessary to provide requested Services.


                                       1.

2.4 Consultant shall report to Martin Nash, Chief Executive Officer of Genetronics, or his delegate, when performing Services pursuant to this Agreement.

                                III. COMPENSATION

3.1 In consideration of Services, Genetronics shall compensate Consultant directly as follows during the terms of this Agreement:

        a. Genetronics shall pay Consultant One Thousand Dollars ($2,000) per full day of Services provided pursuant to Genetronics request ("Rate"), which Rate shall be prorated in the event less than a full day of Services is provided.

        b. Payment shall be made upon receipt of an invoice for Services rendered. Consultant agrees to submit an invoice no more frequently than one time per month.

3.2 The compensation set forth in Section 3.1 does not include expenses incurred pursuant to rendering Services. Genetronics shall reimburse Consultant for all reasonable living and transportation expenses incurred by Consultant pursuant to rendering requested Services, provided such expenses are approved in writing by Genetronics prior to being incurred. Reimbursement shall be made directly to Consultant upon submission to Genetronics of an invoice that includes original receipts.

3.3 Consultant shall maintain true and correct records for time spent fulfilling obligations under this Agreement and all transactions related thereto, for at least twenty-four (24) months after termination of this Agreement.

                 IV. NO CONFLICT OF INTEREST AND NO COMPETITION

4.1 Consultant acknowledges that no prior or existing relationships exist which would prevent Consultant from entering into and fulfilling all obligations under this Agreement.


                                       2.
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4.2 Consultant shall not disclose to Genetronics any information, suggestion, product, product development, or process with respect to which Consultant is under any actual or implied duty to any third party to keep secret or to advise, suggest, or develop such information, and nothing in this Agreement shall impose an obligation on Consultant to act contrary to any such actual or implied duty to others. Genetronics shall be free to use all information that is disclosed by Consultant to Genetronics without any further obligation to Consultant.

4.3 Genetronics wishes to avoid any possibility of conflict arising in the future. Therefore, if any specific issue or project brought to the attention of Consultant by Genetronics poses a potential conflict of interest, Consultant will immediately advise Genetronics and Genetronics shall not request Services on that specific issue or project.

4.4     No Competition

        a. Consultant acknowledges that development of, and maintaining proprietary rights in, instruments, hardware, applicators and other equipment related to electroporation-mediated delivery of compositions, such as drugs and genes ("Genetronics Equipment") is a primary focus of Genetronics' current business and future goals. Consultant also acknowledges that research and development of electrically-assisted delivery of compositions to experimental animals and human subjects, for a variety of biological and pathological fields ("Genetronics Research"), is another current and future objective of Genetronics.

        b. It would be detrimental to Genetronics' business if Consultant were to assist Genetronics' competitors in the areas of Genetronics Research or with instrumentation competitive with Genetronics Equipment.

        c. Consultant shall not use, promote, develop, or assist in the development of, instrumentation that is competitive with Genetronics Equipment. Further, Consultant shall not contract or collaborate, or otherwise assist, a third party in the area of Genetronics Research. Consultant acknowledges and agrees with these restrictions.


                                       3.

4.5 Consultant warrants and represents that he is not aware that any relationship presently exists which is in conflict with the provisions of this
Section IV, and that he has disclosed to Genetronics any other consulting or business relationships that may possibly be related to this Agreement.

                           V. CONFIDENTIAL INFORMATION

5.1 Genetronics shall disclose confidential information to Consultant directly or indirectly, with or without notice of its confidential nature. Accordingly, Consultant agrees to hold all information disclosed to Consultant by Genetronics in confidence and neither disclose the same to others nor use the same for any purpose other than as provided herein without the written permission of Genetronics. Upon request, Consultant will return to Genetronics all written information supplied to Consultant by Genetronics, or generated by Consultant on behalf of Genetronics, including all copies thereof.

5.2 Consultant agrees that all technical information, including any reports, relating to Genetronics developed by Consultant in connection with Services under this Agreement, shall be the property of Genetronics and subject to the confidentiality and nonuse provisions set forth herein.

5.3 The duty of confidentiality and nonuse shall not apply to any information disclosed to Consultant by Genetronics which, through no act or failure to act on the part of Consultant:

        a. is or becomes public information,

        b. Consultant has in his possession at the time of disclosure by Genetronics, other than by previous disclosure by Genetronics or through his previous employment relationship with Genetronics,

        c. is furnished to Consultant by a third party without restriction on


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disclosure, provided the third party is not related to this Agreement or to
Services rendered,

        d. is developed by or for Consultant outside the scope of this Agreement, or

        e. Consultant has an obligation to disclose under law, including but not limited to those promulgated by the FDA, SEC and/or USPTO, provided Genetronics is given a reasonable opportunity to review the planned disclosure and discuss the need for such.

                                 VI. INVENTIONS

6.1 Any inventions, discoveries and improvements, patentable or unpatentable, that arise out of Services provided by Consultant under this Agreement and for which Consultant is an inventor or coinventor, as determined under U.S. patent law, ("Inventions") shall belong to Genetronics.

6.2 Consultant shall promptly and fully disclose all Inventions that arise out of Services provided by Consultant under this Agreement to Genetronics and cooperate with Genetronics or with its attorneys as may be reasonably required in order to obtain patent and copyright protection therefor, including the signing of any proper assignments, affidavits, applications and the like. Furthermore, Consultant agrees to assign or otherwise transfer any and all property rights, including all patent rights and all copyrights in materials related to Services, domestic and foreign, resulting therefrom to Genetronics.

6.3 Consultant represents and warrants that he has the right to agree to the terms of Sections 6.1 and 6.2 and is not bound by an obligation of assignment to a third party with respect to Inventions, as defined herein.

                              VII. OTHER PROVISIONS

7.1 In performing Services for Genetronics pursuant to this Agreement, Consultant shall be


                                       5.

acting in the capacity of an independent contractor to Genetronics and not as an employee of Genetronics or any of its subsidiaries or affiliated companies. Accordingly, although Genetronics shall specify the general nature of the work to be performed and the goals to be met, the details of performing such work and meeting such goals shall be determined by Consultant. Pursuant to this Agreement, Consultant shall not be entitled to any benefits Genetronics offers its employees.

7.2 Consultant is not an agent of Genetronics pursuant to this Agreement and is not authorized to make any representation, contract or commitment on behalf of Genetronics as a Consultant.

7.3 Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to Consultant's performance of Services and receipt of fees under this Agreement. Consultant will regularly report amounts paid to Consultant by filing form 1099-MISC with the Internal Revenue Service as required by law. Because Consultant is an independent contractor, Genetronics will not withhold or make any payments for social security, unemployment insurance or disability insurance contributions, or obtain Workers' Compensation Insurance on Consultant's behalf. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of taxes, social security, disability and other contributions based on fees paid to Consultant under this Agreement. Consultant hereby agrees to indemnify and defend Genetronics against any and all such taxes or contributions, including penalties and interest.

        7.4 This Agreement may be terminated earlier than the Term set forth in
Section 2.1 , only upon mutual agreement of the parties, or upon material breach by a party, providing the non-breaching party gives the breaching party notice of the breach and the breach is not cured within thirty (30) days after notice . Provisions of compensation, confidentiality, nonuse, and invention shall survive termination or expiration of this Agreement by any mechanism.

7.5 This Agreement cannot be assigned by Consultant.


                                       6.

7.6 Any amendment or modification to this Agreement shall be valid only if in writing and signed by both parties.

7.7 This Agreement will be governed by the laws of the State of California and, to the extent applicable, the laws of the United States of America, without regard to the place this Agreement is to be performed or where this Agreement was made. Any dispute arising under this Agreement that the parties cannot resolve by good faith negotiation and discussion shall be decided by binding arbitration, conducted according to rules and guidelines to which the parties shall jointly agree after good faith negotiation. In the event the parties cannot agree on such rules and guidelines within 30 days of beginning such negotiation, the parties hereby agree that the rules and guidelines of the American Arbitration Association shall apply to resolve the dispute.

        Agreement to the foregoing is indicated by the signatures below:

GENETRONICS, INC.                           JAMES C. LIERMAN

By:     /s/ Martin Nash                     By:   /s/ James Lierman
    -------------------------------------       --------------------------------
    Martin Nash                                       James C. Lierman
    President and Chief Executive Officer


Date:             09/08/00                  Date:            09/11/00
      -----------------------------------         ------------------------------


                                       7.

                                    EXHIBIT B

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                        INVENTIONS AND PATENTS AGREEMENT


As an employee of Genetronics I acknowledge that I am expected to make contributions valuable to Genetronics. Such contributions shall include, among other things, all processes, inventions, patents, discoveries, copyrights, and other intangible rights developed or conceived by me during my employment. Such contributions shall be the sole property of Genetronics, Inc. I will be entitled to no other compensation for them other than my normal salary and benefits. I agree to disclose such contributions promptly to Genetronics and to assist Genetronics, in obtaining patent or copyright protection. I understand that this agreement covers contributions conceived or made not only by me but with others as well, while I am employed at Genetronics.

This Inventions and Patents Agreement does not apply to any inventions which are expressly excluded from coverage under the provisions of Section 2870 of the California Labor Code or other applicable laws. Accordingly an employee is not required to assign an idea or invention for which all of the following are applicable;

        a) no equipment, supplies, facility, or trade secrets of Genetronics were used and the invention or idea was developed entirely on employee's own time, and;

        b) the invention or idea does not relate to the business of Genetronics, and;

        c) the invention or idea does not relate to Genetronics' actual or demonstrably anticipated research or development, and;

        d) the invention or idea does not result from any work performed by employee for Genetronics.


       /s/ James Lierman                                            02/22/96
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Name                                                                   Date